Exhibit 5.1

Akerman LLP

Las Olas Centre II, Suite 1600

350 East Las Olas Boulevard

Fort Lauderdale, FL  33301-2999

T: 954 463 2700

F: 954 463 2224

August 5, 2019

Red Violet, Inc.

2650 North Military Trail

Suite 300

Boca Raton, Florida 33431

Re:            Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Violet, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (such registration statement, as may be amended from time to time, is herein referred to as the “Registration Statement”), under the Securities Act of 1933, as amended (the "Act"). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus, free writing prospectuses, or term sheets (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, up to an aggregate offering price of $25 million: (i) shares of common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), (iii) depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (iv) warrants to purchase Common Stock, or Preferred Stock (the “Warrants”), and (v) units consisting of one or more of the foregoing (the “Units”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, and Units are collectively referred to herein as the “Securities.” All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, as currently in effect (the " Certificate Incorporation"); (iii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect (the "Bylaws"); and (iv) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Red Violet, Inc.

August 5, 2019

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

With your consent, we have assumed that (i) each of the Depository Shares, and related deposit agreement, the Warrants and any related warrant agreement, the Units and any related unit agreement, and any purchase, underwriting or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of Delaware and that the choice of law is legally enforceable; (ii) the Depository Shares, deposit agreements, the Warrants, warrant agreements, Units and unit agreements will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation; (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto; and (iv) each of the Documents will constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We also have assumed that none of (i) the execution, delivery and performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance and delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Certificate of Incorporation or Bylaws, each as then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and applicable Prospectus Supplement; (ii) an appropriate Prospectus Supplement relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, Prospectus and such Prospectus Supplement; (iii) prior to any offering and sale of the Securities, the Company’s Board of Directors, including any appropriate committee thereof, will take all corporate action necessary to duly authorize the price at which the Securities are to be issued and sold; (iv) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, Prospectus, or applicable Prospectus Supplement and the corporate action of the Company authorizing the issuance and sale of such Securities; (v) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, Prospectus and applicable Prospectus Supplement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, Prospectus and applicable Prospectus Supplement or, in the case of Depository Shares, Warrants and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Red Violet, Inc.

August 5, 2019

Based upon the foregoing and subject to the limitations set forth below, as of the date hereof, we are of the opinion that:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (b) such shares of Common Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences, qualifications, and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation properly filed with the Secretary of State of the State of Delaware, and (c) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to any Depository Shares to be offered by the Company pursuant to the Registration Statement, when (a) a deposit agreement, if any, has been duly authorized, executed and delivered by the Company and the depository named therein, (b) the specific terms of a particular issuance of Depository Shares have been duly established in accordance with such deposit agreement and applicable law, (c) such Depository Shares have been duly executed, issued and delivered against payment therefor in accordance with such deposit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Preferred Stock issuable upon conversion or exchange of the Depository Shares have been duly authorized and reserved for issuance conversion or exchange of such Depository Shares by all necessary corporate action and in accordance with the terms of the Depository Shares and the deposit agreement, such Depository Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

4. With respect to any Warrants to be offered pursuant to the Registration Statement, when (a) a warrant agreement, if any, has been duly authorized, executed and delivered by the Company and the warrant agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such warrant agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants by all necessary corporate action and in accordance with the terms of the Warrants and the warrant agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Red Violet, Inc.

August 5, 2019

5. With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) a unit agreement has been duly authorized, executed and delivered by the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such unit agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such unit agreement and as contemplated by the Registration Statement, the Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with the terms of the Units and the unit agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

To the extent that the obligations of the Company under any Depositary Shares or deposit agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the depositary under each deposit agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such deposit agreement; (iii) has duly authorized, executed and delivered such deposit agreement; and such deposit agreement constitutes the legally valid and binding obligation of such depositary enforceable against such depositary in accordance with its terms; (iv) is in compliance, with respect to acting as a depositary under such deposit agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such deposit agreement.

To the extent that the obligations of the Company under any Warrant or warrant agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the warrant agent under each warrant agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such warrant agreement; (iii) has duly authorized, executed and delivered such warrant agreement; and such warrant agreement constitutes the legally valid and binding obligation of such warrant agent enforceable against such warrant agent in accordance with its terms; (iv) is in compliance, with respect to acting as a warrant agent under such warrant agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement.

To the extent that the obligations of the Company under any Unit or unit agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the unit agent under each unit agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such unit agreement; (iii) has duly authorized, executed and delivered such unit agreement; and such unit agreement constitutes the legally valid and binding obligation of such unit agent enforceable against such unit agent in accordance with its terms; (iv) is in compliance, with respect to acting as a unit agent under such unit agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such unit agreement.

For purposes of this opinion, we neither express nor imply any opinion with respect to the laws of any jurisdiction other than the General Corporation Laws of the State of Delaware and the applicable laws of the State of New York. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable federal and state securities or blue sky laws.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

Red Violet, Inc.

August 5, 2019

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Akerman LLP